EXHIBIT 21
                               HOWELL CORPORATION
                             Parent and Subsidiaries

                                December 31, 1996

   The following is a list of all significant operating subsidiaries of the Company on December 31, 1996. Each of the subsidiaries is included in the Company's Consolidated Financial Statements.

                                                                   PERCENTAGE OF
                                                               VOTING SECURITIES
                                             JURISDICTION OF        HELD BY
                                              INCORPORATION     IMMEDIATE PARENT

Howell Corporation .........................    Delaware               (1)
   Howell Hydrocarbons & Chemicals, Inc.....    Delaware               100%
   Howell Petroleum Corporation.............    Delaware               100%
   Howell Crude Oil Company.................    Delaware               100%
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(1)  Paul N. Howell may be considered a "parent" of the Company. On December 31,
     1996, Mr. Howell is deemed to own "beneficially," as that term is defined in Rule 13(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, 22% of the voting securities of the Company.